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EXHIBIT 11.1


COMPUTATION OF EARNINGS PER SHARE

For the following periods the registrant had no securities that were dilutive for the calculation of earnings per share.
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                                                          Weighted average number of
  Summary from unaudited       Basic and diluted loss per  basic and diluted common
   financial statements               common share         stock shares outstanding
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
Three months ended 03/31/2000          $    (0.00)               495,456,371
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Three months ended 03/31/1999          $    (0.06)                28,469,586
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Six months ended 03/31/2000            $    (0.00)               491,653,371
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Six months ended 03/31/1999            $    (0.16)                27,747,830
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